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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Combined Financial and Operating Data" and to the use of our report dated February 10, 1996, with respect to the financial statements of Solaris Development Corporation, and our report dated February 9, 1996, with respect to the financial statements of Sunstar Mortgage Limited Liability Company, included in the Registration Statement (Form S-1 No. 333-0000) and related Prospectus of The Fortress Group, Inc. for the registration of 3,000,000 shares of its common stock.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Raleigh, North Carolina
July 15, 1996